Exhibit 21

Subsidiaries of A. Schulman, Inc.

Name	Jurisdiction of Incorporation/Organization
A. Schulman Plastics, BVBA(10)	Belgium
A. Schulman, S.A.S.(3)	France
A. Schulman Plastics, S.A.S.(3)	France
A. Schulman GmbH(9)	Germany
A. Schulman, Inc., Limited(3)	United Kingdom
A. Schulman Canada Ltd.	Ontario, Canada
A. Schulman AG(2)	Switzerland
ASI Investments Holding Co.	Delaware
ASI Akron Land Co.	Delaware
A. Schulman International, Inc.	Delaware
A. Schulman de Mexico, S.A. de C.V.(4)	Mexico
ASI Employment, S.A. de C.V.(4)	Mexico
AS Mex Holding, S.A. de C.V.(5)	Mexico
A. Schulman Polska Sp. z o.0.(6)	Poland
A. Schulman Plastics SpA(2)	Italy
A. Schulman International Services BVBA(2)	Belgium
A. Schulman Hungary Kft.(6)	Hungary
PT A. Schulman Plastics, Indonesia(7)	Indonesia
A. Schulman Plastics S.L.(1)	Spain
A. Schulman Europe & Co. KG(14)	Germany
A. Schulman Plastics (Dongguan) Ltd.(1)	China
A. Schulman Italia S.p.A.(2)	Italy
A. Schulman Asia Limited	Hong Kong
A. Schulman S.ár.l et Cie SCS(11)	Luxembourg
A. Schulman S.ár.l	Luxembourg
A. Schulman Holdings S.ár.l(8)	Luxembourg
A. Schulman Nordic AB(2)	Sweden
DeltaPlast BVBA(2)	Belgium
A. Schulman Plastik Sanayi Ve Tic A.S.(2)	Turkey
A. Schulman Holdings S.A.S.(2)	France
A. Schulman Europe Verwaltungs GmbH(3)	Germany
A. Schulman.s.r.o.(2)	Slovakia
Surplast S.A.(30)	Argentina
Bayshore Industrial, L.P.(17)	Texas
Courtenay Polymers Pty Ltd.(26)	Australia
ICO (UK) Limited(22)	United Kingdom
Elian SAS(22)	France
A. Schulman Europe International B.V.(31)	The Netherlands
ICO Global Services, Inc.(15)	Delaware
ICO Holdings Australia Pty Limited(21)	Australia
ICO Holdings New Zealand Limited(21)	New Zealand

	ICO Holland B.V.(22)	The Netherlands
	ICO P&O, Inc.(12)	Delaware
	A. Schulman Plasticos do Brasil Ltda.(29)	Brazil
	ICO Polymers France S.A.S.(22)	France
	ICO Polymers Italy S.r.l.(22)	Italy
	ICO Polymers North America, Inc.(19)	New Jersey
	ICO-Schulman, LLC	Texas
	ICO Technology, Inc.(18)	Delaware
	J.R. Courtenay (N.Z.) Limited(24)	New Zealand
	A. Schulman Plastics SDN. BHD. (25)	Malaysia
	Soreco S.A.S.(23)	France
	Wedco Technology, Inc.(18)	New Jersey
	A. Schulman Plastics India Private Limited(13)	India
	The Innovation Company, S.A. de C.V.(16)	Mexico
	Worldwide GP LLC(16)	Delaware
	Worldwide LP LLC(16)	Delaware
	Bayshore Industrial GP LLC(16)	Delaware
	Bayshore Industrial LP LLC(16)	Delaware
	ICO Polymers, Inc.(16)	Delaware
	ICO Europe C.V.(20)	The Netherlands
	ICO Petrochemical Cayman Islands(21)	Cayman Islands
	ICO Holdings LLC(18)	Texas
	ICO Polymers Cayman Islands(28)	Cayman Islands
	ICO Australia RE Holdings Pty. Ltd.(27)	Australia

(1)	Owned by A. Schulman Europe & Co. KG
(2)	Owned by A. Schulman Plastics, BVBA
(3)	Owned by A. Schulman Holdings S.A.S.
(4)	Owned by AS MexHold, S.A. de C.V.
(5)	Owned by A. Schulman International, Inc.
(6)	Owned by A. Schulman GmbH
(7)	65% owned (in joint venture) by A. Schulman International, Inc.
(8)	Owned by A. Schulman S.ár.l et cie SCS
(9)	Owned 90% by A. Schulman Europe & Co. KG and 10% by A. Schulman, Inc.
(10)	Owned by A. Schulman Holdings S.ár.l
(11)	99% owned by A. Schulman, Inc. and 1% owned by A. Schulman S.ár.l
(12)	Owned by ICO-Schulman, LLC.
(13)	Owned 99.99% by A. Schulman Plastics BVBA and 0.01% by A. Schulman Holdings S.ar.l
(14)	Owned 99% by A. Schulman Holdings S.A.S. and 1% by A Schulman Europe Verwaltungs GmbH
(15)	Owned by ICO P&O, Inc.
(16)	Owned by ICO Global Services, Inc.
(17)	Owned 99.99% by Bayshore Industrial GP LLC and 0.01% by Bayshore Industrial LP LLC
(18)	Owned by ICO Polymers, Inc.

(19)	Owned by Wedco Technology, Inc.
(20)	Owned 99% by ICO Polymers, Inc. and 1% ICO Holdings LLC
(21)	Owned by ICO Technology, Inc.
(22)	Owned by A. Schulman Europe International B.V.
(23)	Owned by ICO Polymers France S.A.S.
(24)	Owned by ICO Holdings New Zealand Limited
(25)	Owned by J.R. Courtney (N.Z.) Limited
(26)	Owned by ICO Holdings Australia Pty. Ltd.
(27)	Owned by Courtenay Polymers Pty. Limited
(28)	Owned by ICO Petrochemical Cayman Islands
(29)	Owned 99.99% by ICO Petrochemical Cayman Islands and 0.01% by ICO Polymers Cayman Islands
(30)	51% owned (in venture) by A. Schulman International, Inc.
(31)	Owned by ICO Holdings, LLC